SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 5, 2004

CABLEVISION SYSTEMS CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

1-14764	11-3415180
(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

1-9046	11-2776686
(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York 11714
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(516) 803-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURES

ITEM 8.01 OTHER EVENTS

     Cablevision Systems Corporation has modified one aspect of its plan to spin off Rainbow Media Enterprises, which includes Rainbow DBS, the satellite service; Rainbow’s three national entertainment networks; and the Clearview Cinemas movie theater chain. Cablevision had intended to retain following the distribution redeemable preferred membership interests with an initial liquidation preference of $350 million in the entity that owns Rainbow’s AMC and WE national programming services. Cablevision has decided to recontribute that preferred interest to a subsidiary of Rainbow National Services prior to the distribution. This decision was made in light of expected increases in the financing requirements of Rainbow Media Enterprises. The change was reflected in an amendment to Rainbow Media Enterprises’ Form 10 filing with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Hank J. Ratner
Name: Hank J. Ratner
Title: Vice-Chairman

Dated: November 5, 2004

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ Hank J. Ratner
Name: Hank J. Ratner
Title: Vice-Chairman

Dated: November 5, 2004